Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of American Midstream Partners, LP (the “Partnership”) of i) our report dated March 3, 2017, relating to the financial statements of Delta House FPS, LLC (“Delta House FPS”) as of and for the years ended December 31, 2016 and 2015, appearing as Exhibit 99.2 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, and ii) our report dated March 31, 2015 (except for the restatement described in Note 2 which is as of October 23, 2015), relating to the financial statements of Delta House FPS as of and for the year ended December 31, 2014, appearing as Exhibit 99.2 to the Partnership’s Current Report on Form 8-K/A filed on October 23, 2015. Our report on the 2016 financial statements contains an explanatory paragraph regarding the restatement of the 2015 financial statements, and our report on the 2014 financial statements contains an explanatory paragraph regarding the restatement of the 2014 financial statements.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 31, 2018